                                                                     EXHIBIT 5



                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000






                                             November 12, 1997


American Superconductor
Corporation
2 Technology Drive
Westborough, MA  01581

Ladies and Gentlemen:


       We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 109,621 shares of common stock, $.01 par value per share (the "Shares"), of American Superconductor Corporation, a Delaware corporation (the "Company"), held by a certain stockholder of the Company.


       We have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

       In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

       Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

       We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ HALE AND DORR LLP

                                             HALE AND DORR LLP












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